EXHIBIT 23.1


                     CONSENT OF CHANG G. PARK, CPA, PH. D.,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



                           CHANG G. PARK, CPA, PH. D.
         O 2667 CAMINO DEL RIO S. SUITE B O SAN DIEGO 0 CALIFORNIA 92108
      O TELEPHONE (858)722-5953 O FAX (858) 761-0341 O FAX (858) 764-5480
                         O E-MAIL CHANGGPARK@GMAIL.COM O


June 16, 2008


To Whom It May Concern:


         We consent to the use, in the registration statement on Form S-1 of Environmental Service Professionals, Inc., a Nevada corporation of our report dually dated February 23, 2007 (Except for Notes 12 & 17, as to which the date is June 19, 2007) on our audit of the financial statements of Environmental Service Professionals, Inc., a Nevada corporation as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2006 and December 31, 2005, and the reference to us under the caption "Experts."



Very truly yours,


/s/Chang  G. Park,  CPA
--------------------------
CHANG G. PARK, CPA



















        Member of the California Society of Certified Public Accountants
         Registered with the Public Company Accounting Oversight Board